TERMS SUPPLEMENT NO. 36 dated June 17, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed Pursuant to Rule 433 Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$[•] [•]% Enhanced Yield Securities linked to the common stock of General Electric Company due January 5, 2010

$[•] [•]% Enhanced Yield Securities linked to the common stock of Morgan Stanley due January 5, 2010

$[•] [•]% Enhanced Yield Securities linked to the common stock of Nordstrom, Inc. due January 5, 2010

$[•] [•]% Enhanced Yield Securities linked to the common stock of Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts, due October 5, 2009

$[•] [•]% Enhanced Yield Securities linked to the common stock of Research in Motion Limited due January 5, 2010

Offering Information

Offerings:	This terms supplement relates to five separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the		Relevant	Ticker
	security offerings)	CUSIP No.	Exchange	Symbol

	General Electric Company	369604103	NYSE	GE
	Morgan Stanley	617446448	NYSE	MS
	Nordstrom, Inc.	655664100	NYSE	JWN
	Petróleo Brasileiro S.A. – Petrobras (ADR)	71654V408	NYSE	PBR
	Research in Motion Limited	760975102	Nasdaq	RIMM

Agent:	Wachovia Capital Markets, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to General Electric Company	January 5, 2010
	Securities linked to Morgan Stanley	January 5, 2010
	Securities linked to Nordstrom, Inc.	January 5, 2010
	Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	October 5, 2009
	Securities linked to Research in Motion Limited	January 5, 2010

Valuation Date: (as further described in product supplement no. 2)	Securities linked to General Electric Company	December 28, 2009
	Securities linked to Morgan Stanley	December 28, 2009
	Securities linked to Nordstrom, Inc.	December 28, 2009
	Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	September 28, 2009
	Securities linked to Research in Motion Limited	December 28, 2009

Interest:

Securities linked to General Electric Company, expected to be [13.00-14.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Morgan Stanley, expected to be [15.00-16.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Nordstrom, Inc., expected to be [14.00-15.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR), expected to be [14.50-15.50]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Research in Motion Limited, expected to be [17.00-18.00]% per annum (to be determined on the trade date), payable monthly.

Interest Payment Dates:	Securities linked to General Electric Company	5th of each month, starting August 5, 2009
	Securities linked to Morgan Stanley	5th of each month, starting August 5, 2009
	Securities linked to Nordstrom, Inc.	5th of each month, starting August 5, 2009
	Securities linked to Petróleo Brasileiro S.A. –	5th of each month, starting August 5, 2009
	Petrobras (ADR)	5th of each month, starting August 5, 2009
Securities linked to Research in Motion Limited

Initial Stock Price:	Securities linked to General Electric Company	$[ • ]
	Securities linked to Morgan Stanley	$[ • ]
	Securities linked to Nordstrom, Inc.	$[ • ]
	Securities linked to Petróleo Brasileiro S.A. – Petrobras	$[ • ]
	(ADR)	$[ • ]
Securities linked to Research in Motion Limited

Knock-in Price:

Securities linked to General Electric Company: $[ • ], the price that is 30.00% below the initial stock price.

Securities linked to Morgan Stanley: $[ • ], the price that is 30.00% below the initial stock price.

Securities linked to Nordstrom, Inc.: $[ • ], the price that is 40.00% below the initial stock price.

Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR): $[ • ], the price that is 25.00% below the initial stock price.

Securities linked to Research in Motion Limited, Inc.: $[ • ], the price that is 30.00% below the initial stock price.

Share Amount:	Securities linked to General Electric Company	[ • ]
	Securities linked to Morgan Stanley	[ • ]
	Securities linked to Nordstrom, Inc.	[ • ]
	Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	[ • ]
	Securities linked to Research in Motion Limited	[ • ]

Exchange Listing:	None

Trade Date:	•, 2009

Expected Original Issue Date:	•, 2009

CUSIP Number:		CUSIP No.
	Securities linked to General Electric Company	[ • ]
	Securities linked to Morgan Stanley	[ • ]
	Securities linked to Nordstrom, Inc.	[ • ]
	Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	[ • ]
	Securities linked to Research in Motion Limited	[ • ]

Securities linked to General Electric Company	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Morgan Stanley	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Nordstrom, Inc.	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Research in Motion Limited	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Additional terms specific to the securities

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 2 and this terms supplement if you so request by calling toll-free 1-888-215-4145 or 1-212-214-6282.

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This terms supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wachovia Capital Markets, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wachovia Capital Markets, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wachovia Capital Markets, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wachovia Capital Markets, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to General Electric Company

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $13.15;

  a hypothetical knock-in price of $9.205;

  an interest rate of 13.50%; and

  an investment term of 179 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$6.58	-50.00%	-43.29%	$567.13	-	-
$7.23	-45.00%	-38.29%	$617.13	-	-
$7.89	-40.00%	-33.29%	$667.13	-	-
$8.55	-35.00%	-28.29%	$717.13	-	-
$9.205(2)	-30.00%	-23.29%	$767.13	-	-
$9.86	-25.00%	-18.29%	$817.13	6.71%	$1,067.13
$10.52	-20.00%	-13.29%	$867.13	6.71%	$1,067.13
$11.18	-15.00%	-8.29%	$917.13	6.71%	$1,067.13
$11.84	-10.00%	-3.29%	$967.13	6.71%	$1,067.13
$12.49	-5.00%	1.71%	$1,017.13	6.71%	$1,067.13
$13.15(3)	0.00%	6.71%	$1,067.13	6.71%	$1,067.13
$13.81	5.00%	6.71%	$1,067.13	6.71%	$1,067.13
$14.47	10.00%	6.71%	$1,067.13	6.71%	$1,067.13
$15.12	15.00%	6.71%	$1,067.13	6.71%	$1,067.13
$15.78	20.00%	6.71%	$1,067.13	6.71%	$1,067.13
$16.44	25.00%	6.71%	$1,067.13	6.71%	$1,067.13
$17.10	30.00%	6.71%	$1,067.13	6.71%	$1,067.13
$17.75	35.00%	6.71%	$1,067.13	6.71%	$1,067.13
$18.41	40.00%	6.71%	$1,067.13	6.71%	$1,067.13
$19.07	45.00%	6.71%	$1,067.13	6.71%	$1,067.13
$19.73	50.00%	6.71%	$1,067.13	6.71%	$1,067.13

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 179-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. General Electric Company*

* Assumes an interest rate of 13.50% per annum and a 179-day term.

Securities linked to Morgan Stanley

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $28.40;

  a hypothetical knock-in price of $19.880;

  an interest rate of 15.50%; and

  an investment term of 179 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$14.20	-50.00%	-42.29%	$577.07	-	-
$15.62	-45.00%	-37.29%	$627.07	-	-
$17.04	-40.00%	-32.29%	$677.07	-	-
$18.46	-35.00%	-27.29%	$727.07	-	-
$19.880(2)	-30.00%	-22.29%	$777.07	-	-
$21.30	-25.00%	-17.29%	$827.07	7.71%	$1,077.07
$22.72	-20.00%	-12.29%	$877.07	7.71%	$1,077.07
$24.14	-15.00%	-7.29%	$927.07	7.71%	$1,077.07
$25.56	-10.00%	-2.29%	$977.07	7.71%	$1,077.07
$26.98	-5.00%	2.71%	$1,027.07	7.71%	$1,077.07
$28.40(3)	0.00%	7.71%	$1,077.07	7.71%	$1,077.07
$29.82	5.00%	7.71%	$1,077.07	7.71%	$1,077.07
$31.24	10.00%	7.71%	$1,077.07	7.71%	$1,077.07
$32.66	15.00%	7.71%	$1,077.07	7.71%	$1,077.07
$34.08	20.00%	7.71%	$1,077.07	7.71%	$1,077.07
$35.50	25.00%	7.71%	$1,077.07	7.71%	$1,077.07
$36.92	30.00%	7.71%	$1,077.07	7.71%	$1,077.07
$38.34	35.00%	7.71%	$1,077.07	7.71%	$1,077.07
$39.76	40.00%	7.71%	$1,077.07	7.71%	$1,077.07
$41.18	45.00%	7.71%	$1,077.07	7.71%	$1,077.07
$42.60	50.00%	7.71%	$1,077.07	7.71%	$1,077.07

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 179-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of •% Enhanced Yield Securities vs. Morgan Stanley *

* Assumes an interest rate of 15.50% per annum and a 179-day term.

Securities linked to Nordstrom, Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $20.38;

  a hypothetical knock-in price of $12.228;

  an interest rate of 14.50%; and

  an investment term of 179 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$10.19	-50.00%	-42.79%	$572.10	-	-
$11.21	-45.00%	-37.79%	$622.10	-	-
$12.228(2)	-40.00%	-32.79%	$672.10	-	-
$13.25	-35.00%	-27.79%	$722.10	7.21%	$1,072.10
$14.27	-30.00%	-22.79%	$772.10	7.21%	$1,072.10
$15.29	-25.00%	-17.79%	$822.10	7.21%	$1,072.10
$16.30	-20.00%	-12.79%	$872.10	7.21%	$1,072.10
$17.32	-15.00%	-7.79%	$922.10	7.21%	$1,072.10
$18.34	-10.00%	-2.79%	$972.10	7.21%	$1,072.10
$19.36	-5.00%	2.21%	$1,022.10	7.21%	$1,072.10
$20.38(3)	0.00%	7.21%	$1,072.10	7.21%	$1,072.10
$21.40	5.00%	7.21%	$1,072.10	7.21%	$1,072.10
$22.42	10.00%	7.21%	$1,072.10	7.21%	$1,072.10
$23.44	15.00%	7.21%	$1,072.10	7.21%	$1,072.10
$24.46	20.00%	7.21%	$1,072.10	7.21%	$1,072.10
$25.48	25.00%	7.21%	$1,072.10	7.21%	$1,072.10
$26.49	30.00%	7.21%	$1,072.10	7.21%	$1,072.10
$27.51	35.00%	7.21%	$1,072.10	7.21%	$1,072.10
$28.53	40.00%	7.21%	$1,072.10	7.21%	$1,072.10
$29.55	45.00%	7.21%	$1,072.10	7.21%	$1,072.10
$30.57	50.00%	7.21%	$1,072.10	7.21%	$1,072.10

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 179-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Nordstrom, Inc. *

* Assumes an interest rate of 14.50% per annum and a 179-day term.

Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $42.15;

  a hypothetical knock-in price of $31.613;

  an interest rate of 15.00%; and

  an investment term of 89 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$21.08	-50.00%	-46.29%	$537.08	-	-
$23.18	-45.00%	-41.29%	$587.08	-	-
$25.29	-40.00%	-36.29%	$637.08	-	-
$27.40	-35.00%	-31.29%	$687.08	-	-
$29.51	-30.00%	-26.29%	$737.08	-	-
$31.613(2)	-25.00%	-21.29%	$787.08	-	-
$33.72	-20.00%	-16.29%	$837.08	3.71%	$1,037.08
$35.83	-15.00%	-11.29%	$887.08	3.71%	$1,037.08
$37.94	-10.00%	-6.29%	$937.08	3.71%	$1,037.08
$40.04	-5.00%	-1.29%	$987.08	3.71%	$1,037.08
$42.15(3)	0.00%	3.71%	$1,037.08	3.71%	$1,037.08
$44.26	5.00%	3.71%	$1,037.08	3.71%	$1,037.08
$46.37	10.00%	3.71%	$1,037.08	3.71%	$1,037.08
$48.47	15.00%	3.71%	$1,037.08	3.71%	$1,037.08
$50.58	20.00%	3.71%	$1,037.08	3.71%	$1,037.08
$52.69	25.00%	3.71%	$1,037.08	3.71%	$1,037.08
$54.80	30.00%	3.71%	$1,037.08	3.71%	$1,037.08
$56.90	35.00%	3.71%	$1,037.08	3.71%	$1,037.08
$59.01	40.00%	3.71%	$1,037.08	3.71%	$1,037.08
$61.12	45.00%	3.71%	$1,037.08	3.71%	$1,037.08
$63.23	50.00%	3.71%	$1,037.08	3.71%	$1,037.08

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 89-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Petróleo Brasileiro S.A. – Petrobras (ADR) *

* Assumes an interest rate of 15.00% per annum and a 89-day term.

Securities linked to Research in Motion Limited

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $80.38;

  a hypothetical knock-in price of $56.266;

  an interest rate of 17.50%; and

  an investment term of 179 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$40.19	-50.00%	-41.30%	$587.01	-	-
$44.21	-45.00%	-36.30%	$637.01	-	-
$48.23	-40.00%	-31.30%	$687.01	-	-
$52.25	-35.00%	-26.30%	$737.01	-	-
$56.266(2)	-30.00%	-21.30%	$787.01	-	-
$60.29	-25.00%	-16.30%	$837.01	8.70%	$1,087.01
$64.30	-20.00%	-11.30%	$887.01	8.70%	$1,087.01
$68.32	-15.00%	-6.30%	$937.01	8.70%	$1,087.01
$72.34	-10.00%	-1.30%	$987.01	8.70%	$1,087.01
$76.36	-5.00%	3.70%	$1,037.01	8.70%	$1,087.01
$80.38(3)	0.00%	8.70%	$1,087.01	8.70%	$1,087.01
$84.40	5.00%	8.70%	$1,087.01	8.70%	$1,087.01
$88.42	10.00%	8.70%	$1,087.01	8.70%	$1,087.01
$92.44	15.00%	8.70%	$1,087.01	8.70%	$1,087.01
$96.46	20.00%	8.70%	$1,087.01	8.70%	$1,087.01
$100.48	25.00%	8.70%	$1,087.01	8.70%	$1,087.01
$104.49	30.00%	8.70%	$1,087.01	8.70%	$1,087.01
$108.51	35.00%	8.70%	$1,087.01	8.70%	$1,087.01
$112.53	40.00%	8.70%	$1,087.01	8.70%	$1,087.01
$116.55	45.00%	8.70%	$1,087.01	8.70%	$1,087.01
$120.57	50.00%	8.70%	$1,087.01	8.70%	$1,087.01

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 179-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Research in Motion Limited *

* Assumes an interest rate of 17.50% per annum and a 179-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wachovia Capital Markets, LLC makes any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     General Electric Company is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, they serve customers in more than 100 countries and employ more than 300,000 people worldwide. Information filed with the SEC by General Electric Company under the Exchange Act can be located by reference to SEC file number 001-00035.

     Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At November 30, 2008, Morgan Stanley had 46,964 employees worldwide. Information filed with the SEC by Morgan Stanley under the Exchange Act can be located by reference to SEC file number 001-11758.

     Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 171 U.S. stores located in 28 states as of March 20, 2009. The west coast and east coast are the areas in which we have the largest presence. Nordstrom is comprised of four segments: Retail Stores, Direct, Credit, and Other. Information filed with the SEC by Nordstrom, Inc. under the Exchange Act can be located by reference to SEC file number 001-15059.

     According to its publicly available documents, Petróleo Brasileiro S.A. – Petrobras (Petrobras) is an integrated oil and gas company. It operates most of Brazil’s producing oil and gas fields and holds a large base of proved reserves and a fully developed operational infrastructure. Petrobras operates substantially all the refining capacity in Brazil. Most of its refineries are located in Southeastern Brazil and adjacent to the Campos Basin that provides most of its crude oil. Information provided to or filed with the SEC by Petrobras pursuant to the Exchange Act can be located by reference to SEC file number 001-15106.

     Research in Motion Limited (RIM) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. RIM technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. Information filed with the SEC by RIM, Limited under the Exchange Act can be located by reference to SEC file number 000-29898.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007 and 2008, the first quarter of 2009, and the period from April 1, 2009 to June 15, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

General Electric Company

				Quarter- End Closing
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Price

1/1/2004	3/31/2004	34.56	28.88	30.52
4/1/2004	6/30/2004	33.49	29.55	32.40
7/1/2004	9/30/2004	34.53	31.43	33.58
10/1/2004	12/31/2004	37.72	32.66	36.50
1/1/2005	3/31/2005	36.88	34.97	36.06
4/1/2005	6/30/2005	37.34	34.15	34.65
7/1/2005	9/30/2005	35.78	32.85	33.67
10/1/2005	12/31/2005	36.33	32.67	35.05
1/1/2006	3/31/2006	35.55	32.22	34.78
4/1/2006	6/30/2006	35.24	32.78	32.96
7/1/2006	9/30/2006	35.65	32.06	35.30
10/1/2006	12/31/2006	38.49	34.62	37.21
1/1/2007	3/31/2007	38.28	33.90	35.36
4/1/2007	6/30/2007	39.77	34.55	38.28
7/1/2007	9/30/2007	42.07	36.20	41.40
10/1/2007	12/31/2007	42.15	36.07	37.07
1/1/2008	3/31/2008	37.74	31.65	37.01
4/1/2008	6/30/2008	38.52	26.16	26.69
7/1/2008	9/30/2008	30.39	22.19	25.50
10/1/2008	12/31/2008	25.75	12.58	16.20
1/1/2009	3/31/2009	17.22	5.87	10.11
4/1/2009	6/15/2009	14.55	9.80	13.15

		Morgan Stanley
				Quarter- End Closing
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Price

1/1/2004	3/31/2004	52.16	46.24	47.57
4/1/2004	6/30/2004	48.56	41.70	43.81
7/1/2004	9/30/2004	44.15	38.63	40.92
10/1/2004	12/31/2004	46.45	39.24	46.09
1/1/2005	3/31/2005	50.23	44.44	47.52
4/1/2005	6/30/2005	49.81	39.57	43.56
7/1/2005	9/30/2005	45.32	41.66	44.78
10/1/2005	12/31/2005	48.70	42.16	47.10
1/1/2006	3/31/2006	53.32	47.10	52.15
4/1/2006	6/30/2006	54.79	45.28	52.47
7/1/2006	9/30/2006	61.14	49.96	60.52
10/1/2006	12/31/2006	69.23	60.22	67.60
1/1/2007	3/31/2007	70.28	58.88	65.38
4/1/2007	6/30/2007	75.32	64.13	69.63
7/1/2007	9/30/2007	73.64	54.90	63.00
10/1/2007	12/31/2007	69.23	47.25	53.11
1/1/2008	3/31/2008	53.39	33.56	45.70
4/1/2008	6/30/2008	51.55	35.73	36.07
7/1/2008	9/30/2008	46.58	11.79	23.00
10/1/2008	12/31/2008	26.73	6.71	16.04
1/1/2009	3/31/2009	27.27	13.1	22.77
4/1/2009	6/15/2009	31.98	20.7	28.40

		Nordstrom, Inc.
				Quarter- End Closing
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Price

1/1/2004	3/31/2004	20.57	16.55	19.95
4/1/2004	6/30/2004	22.50	17.43	21.31
7/1/2004	9/30/2004	22.89	18.03	19.12
10/1/2004	12/31/2004	23.66	19.10	23.37
1/1/2005	3/31/2005	27.86	22.72	27.69
4/1/2005	6/30/2005	35.10	24.45	33.99
7/1/2005	9/30/2005	37.49	30.96	34.32
10/1/2005	12/31/2005	38.85	30.72	37.40
1/1/2006	3/31/2006	42.90	36.31	39.18
4/1/2006	6/30/2006	41.15	33.41	36.50
7/1/2006	9/30/2006	61.14	49.96	60.52
10/1/2006	12/31/2006	51.40	42.11	49.34
1/1/2007	3/31/2007	59.70	49.35	52.94
4/1/2007	6/30/2007	56.96	48.60	51.12
7/1/2007	9/30/2007	53.47	42.70	46.89
10/1/2007	12/31/2007	50.51	30.46	36.73
1/1/2008	3/31/2008	40.59	28.56	32.60
4/1/2008	6/30/2008	38.65	30.28	30.30
7/1/2008	9/30/2008	36.31	25.67	28.82
10/1/2008	12/31/2008	28.69	6.62	13.31
1/1/2009	3/31/2009	17.94	11.19	16.75
4/1/2009	6/15/2009	25.00	16.17	20.38

	Petróleo Brasileiro S.A. – Petrobras (ADR)
				Quarter- End Closing
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Price

1/1/2004	3/31/2004	8.69	7.08	8.37
4/1/2004	6/30/2004	8.90	6.03	7.01
7/1/2004	9/30/2004	9.02	6.65	8.81
10/1/2004	12/31/2004	10.14	8.45	9.94
1/1/2005	3/31/2005	12.54	9.30	11.04
4/1/2005	6/30/2005	13.31	10.04	13.03
7/1/2005	9/30/2005	18.54	12.33	17.86
10/1/2005	12/31/2005	18.47	14.50	17.81
1/1/2006	3/31/2006	23.73	18.16	21.66
4/1/2006	6/30/2006	26.86	17.25	22.33
7/1/2006	9/30/2006	24.09	18.45	20.96
10/1/2006	12/31/2006	25.75	19.31	25.75
1/1/2007	3/31/2007	25.95	20.81	24.88
4/1/2007	6/30/2007	31.18	24.63	30.32
7/1/2007	9/30/2007	38.52	24.38	37.75
10/1/2007	12/31/2007	59.58	36.44	57.62
1/1/2008	3/31/2008	62.74	44.36	51.06
4/1/2008	6/30/2008	77.61	50.465	70.83
7/1/2008	9/30/2008	71.76	36.5	43.95
10/1/2008	12/31/2008	43.9	14.73	24.49
1/1/2009	3/31/2009	35.3	22.22	30.47
4/1/2009	6/15/2009	46.1	30.16	42.15

Research in Motion Limited
				Quarter- End Closing
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Price

1/1/2004	3/31/2004	16.94	11.02	15.55
4/1/2004	6/30/2004	23.08	14.17	22.81
7/1/2004	9/30/2004	25.81	17.42	25.45
10/1/2004	12/31/2004	34.52	24.06	27.47
1/1/2005	3/31/2005	27.88	20.09	25.47
4/1/2005	6/30/2005	28.18	20.63	24.58
7/1/2005	9/30/2005	27.50	22.38	22.80
10/1/2005	12/31/2005	23.14	17.00	22.00
1/1/2006	3/31/2006	30.18	20.97	28.29
4/1/2006	6/30/2006	29.37	20.34	23.26
7/1/2006	9/30/2006	34.83	20.71	34.22
10/1/2006	12/31/2006	47.55	32.92	42.59
1/1/2007	3/31/2007	49.02	39.92	45.50
4/1/2007	6/30/2007	66.86	42.93	66.66
7/1/2007	9/30/2007	100.98	61.55	98.55
10/1/2007	12/31/2007	137.00	95.02	113.40
1/1/2008	3/31/2008	118.35	80.20	112.23
4/1/2008	6/30/2008	148.11	113.01	116.90
7/1/2008	9/30/2008	135.00	60.11	68.30
10/1/2008	12/31/2008	68.23	35.10	40.58
1/1/2009	3/31/2009	60.41	35.05	43.07
4/1/2009	6/15/2009	86.00	42.76	80.38

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium

Securities linked to General Electric Company	%	%
Securities linked to Morgan Stanley	%	%
Securities linked to Nordstrom, Inc.	%	%
Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)%		%
Securities linked to Research in Motion Limited	%	%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wachovia Capital Markets, LLC (the agent) as principal, pursuant to terms agreements dated as of • between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.